UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Ibotta, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42018 (Commission File Number)	35-2426358 (I.R.S. Employer Identification Number)

1801 California Street, Suite 400 Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)
303-593-1633
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	IBTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On March 14, 2025, Ibotta, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”), announcing the resignation of the Company's Chief Financial Officer, Sunit Patel, and the appointment of Valarie Sheppard as the Company's Interim Chief Financial Officer. This amendment to the Original 8-K ("Amendment No. 1") is being filed to supplement the Company's disclosure under Item 5.02 of the Original 8-K with respect to the terms of Ms. Sheppard's compensation agreement, which terms were not known at the time of the filing of the Original 8-K. The Original 8-K otherwise remains unchanged.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As previously reported on the Original 8-K, the Company's Chief Financial Officer, Sunit Patel, resigned, and Valarie Sheppard, a member of the Company's Board of Directors (the "Board"), assumed the role of Interim Chief Financial Officer, effective March 14, 2025.

On March 27, 2025, the Company's Compensation Committee approved the terms of Ms. Sheppard's compensation (the "Offer Letter"). Under the terms of the Offer Letter, Ms. Sheppard is entitled to: (i) cash compensation at a bi-weekly rate of $35,769.23 less payroll deductions and all required withholdings, which on an annual basis is $930,000.00; and (ii) restricted stock units in the amount of $1,377,271.06 (the “New Hire RSUs”). The number of New Hire RSUs will be calculated based on the average of the closing prices of the Class A common stock of the Company on the New York Stock Exchange during the period of seven consecutive trading days ending on the date of the grant. The grant will vest in six (6) equal portions on a monthly basis for the 6 months following the grant date subject to Ms. Sheppard continuing to be a Service Provider (as such term is defined in the Company’s 2024 Equity Incentive Plan) through such date. The New Hire RSUs otherwise will be subject to the terms of the Company’s 2024 Equity Incentive Plan.

In addition, the Company will grant Ms. Sheppard an equity grant of restricted stock units for her Board service having a grant date fair value of $200,000, rounded to the nearest whole share (the "Annual Award"), on the date of the Company’s 2025 annual stockholder meeting. The Annual Award will vest as to 100% of the restricted stock units on the earlier of (i) the first anniversary of the date the Annual Award is granted; or (ii) the day prior to the date of the next Annual Meeting following the date the Annual Award was granted, subject to Ms. Sheppard remaining on the Board through such vesting date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01    Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Offer Letter for Valarie Sheppard, dated as of March 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBOTTA, INC.

Date:	March 31, 2025	By:	/s/ David T. Shapiro
David T. Shapiro
Chief Legal Officer & Corporate Secretary